UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, World Wrestling Entertainment, Inc. (the “Company”) appointed Karen Mullane as its Controller and Principal Accounting Officer. The appointment coincides with the departure of Mark Kowal after 19 years of dedicated service to the Company.

Since April 2020, Ms. Mullane, age 56, has served as the Chief Financial Officer of CreateMe Technologies, a privately held company bringing technology and hardware innovations to the apparel industry. Prior to that, from January 2019 until April 2020 she served as Vice President and Corporate Controller of SeatGeek, Inc., a ticket platform enabling users to buy and sell tickets for live sports, concerts and theater events. From July 2018 until January 2019, Ms. Mullane was the Vice President and Corporate Controller, Chief Accounting Officer for SoulCycle, a privately held New York City-based fitness company. From January 2014 to November 2017, Ms. Mullane served as Vice President and Corporate Controller of Etsy, Inc.

Ms. Mullane executed an offer letter with the Company (the “Offer Letter”), pursuant to which she agreed to serve as the Controller of the Company effective on November 19, 2020. The Offer Letter provides that Ms. Mullane will receive an annual base salary of $415,000, payable bi-weekly. In addition, Ms. Mullane will be eligible to earn annual cash incentive awards under the Company’s management incentive plan. Ms. Mullane’s annual target incentive award will be 35% of her base salary. Further information about the Company’s management incentive plan is included in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 6, 2020. Ms. Mullane will also receive a sign-on bonus in the amount of $61,500, subject to repayment if Ms. Mullane voluntarily terminates her employment with the Company. Ms. Mullane will also conditionally receive certain relocation expenses and temporary housing. In connection with the appointment, Ms. Mullane will be granted restricted stock units of the Company’s Class A common stock valued at $166,000. These restricted stock units will be subject to and governed by the terms of the Company’s Omnibus Incentive Plan and will vest in three equal annual installments. Ms. Mullane will also be eligible to participate in future equity award programs that are offered to other executives of the Company. Finally, Ms. Mullane will be eligible to participate in the Company’s compensation and benefits plans and programs available to similarly situated executives.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Mullane has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she was selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Mullane that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.1Offer Letter, dated November 19, 2020, between World Wrestling Entertainment, Inc. and Karen Mullane.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

Dated:	November 20, 2020	By:	/s/ KRISTINA SALEN
Kristina Salen
Chief Financial Officer